CONFIDENTIAL TREATMENT REQUESTED AS TO PORTIONS OF THIS DOCUMENT, AND SUCH OMITTED INFORMATION HAS BEEN SEPARATLEY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE LOCATIONS IN THIS DOCUMENT WHERE INFORMATION HAS BEEN OMITTED ARE MARKED WITH THE SYMBOL "[*]."



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                                SERVICE AGREEMENT

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                        PROMEDCO OF NORTHERN NEVADA, INC.

                                       AND

                       KNUTZEN GORING MEDICAL GROUP, LTD.
                      DBA THE NORTHERN NEVADA MEDICAL GROUP


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                               EFFECTIVE ________

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                                       -i-

                                TABLE OF CONTENTS

1.  RESPONSIBILITIES OF THE PARTIES.........................................1
         1.1  General Responsibilities of the Parties.......................1
         1.2  TMG's Matters.................................................1
         1.3  Patient Referrals.............................................1

2.  POLICY COUNCIL..........................................................1
         2.1  Formation and Operation of the Policy Council.................1
         2.2  Duties and Responsibilities of the Policy Council.............2

3.  OBLIGATIONS OF PROMEDCO-NORTHERN........................................3
         3.1  Management and Administration.................................3
         3.3  Expansion of Clinic...........................................8
         3.4  Events Excusing Performance...................................8
         3.5  Compliance With Applicable Laws...............................8
         3.6  Working Capital...............................................8

4.  OBLIGATIONS OF TMG......................................................8
         4.1  Professional Services.........................................8
         4.2  Employment Of Provider Employees..............................9
         4.3  Non-Clinic Expenses...........................................9
         4.4  Medical Practice..............................................9
         4.5  Professional Insurance Eligibility............................9
         4.6  Employment Of Non-Providers...................................9
         4.7  Events Excusing Performance...................................9
         4.8  Compliance With Applicable Laws...............................9
         4.9  TMG Employee Benefit Plans...................................10
         4.10  Powers of Attorney..........................................10
         4.11  Spokesperson................................................11
         4.12  Revision of Compensation Plan...............................11
         4.13  Hiring of Additional Providers..............................11

5.  RECORDS................................................................11
         5.1  Patient Records..............................................11
         5.2  Other Records................................................11
         5.3  Access to Records............................................11

6.  FACILITIES TO BE PROVIDED BY PROMEDCO-NORTHERN.........................11



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                                      -ii-

7.  FINANCIAL ARRANGEMENTS.................................................12

7.1  Payments to TMG and ProMedCo-Northern.................................12
         7.2  Distribution.................................................12
         7.3  Clinic Expenses..............................................12
         7.4  Accounts Receivables.........................................12
         7.5  Special Incentive Arrangements...............................13

8.  INSURANCE AND INDEMNITY................................................13
         8.1  Insurance to Be Maintained by ProMedCo-Northern..............13
         8.2  Insurance to be Maintained by TMG............................13
         8.3  Tail Insurance Coverage......................................14
         8.4  Additional Insured...........................................14
         8.5  Indemnification..............................................14

9.   RESTRICTIVE COVENANTS AND LIQUIDATED DAMAGES..........................14
         9.1  Restrictive Covenants by TMG.................................14
         9.2  Restrictive Covenants By Providers...........................15
         9.3  Provider Liquidated Damages..................................15
         9.4  Enforcement..................................................16
         9.5  Termination of Restrictive Covenants.........................16

10.  TERM..................................................................16
         10.1  Term and Renewal............................................16
         10.2  Termination by TMG..........................................16
         10.3  Termination by ProMedCo-Northern............................17
         10.4  Actions After Termination...................................17

11.  DEFINITIONS...........................................................19
         11.1  Merger Agreement ...........................................19
         11.2  Clinic .....................................................19
         11.3  Clinic Expenses ............................................19
         11.4  Clinic Expenses shall not include...........................20
         11.5  Clinic Facility ............................................21
         11.6  Distribution Funds .........................................21
         11.7  Effective Date .............................................21
         11.8  Net Clinic Revenues ........................................21
         11.9  Opening Balance Sheet ......................................21
         11.10  Physician Employees .......................................21


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                                      -iii-

         11.11  Physician Extenders .......................................21
         11.12  Physician Shareholders ....................................21
         11.13  Providers .................................................21
         11.14  ProMedCo ..................................................21
         11.15  ProMedCo-Northern Distribution ............................22
         11.16  Risk Pool Surpluses .......................................22
         11.17  TMG Capitation.............................................22
         11.18  TMG Employees .............................................22
         11.19  TMG Expenses...............................................22
         11.20  Technical Employees .......................................22

12.  GENERAL PROVISIONS....................................................22
         12.1  Independent Contractor......................................22
         12.2  Other Contractual Arrangement...............................23
         12.3  Proprietary Property........................................24
         12.4  Cooperation.................................................24
         12.5  Licenses, Permits and Certificates..........................24
         12.6  Compliance with Rules, Regulations and Laws.................24
         12.7  Generally Accepted Accounting Principles (GAAP).............25
         12.8  Notices.....................................................25
         12.9  Attorneys' Fees.............................................25
         12.10  Severability...............................................25
         12.11  Arbitration................................................25
         12.12  Construction of Agreement..................................25
         12.13  Assignment and Delegation..................................25
         12.14  Confidentiality............................................26
         12.15  Waiver.....................................................26
         12.16  Headings...................................................26
         12.17  No Third Party Beneficiaries...............................26
         12.18  Time is of the Essence.....................................26
         12.19  Modifications of Agreement for Prospective Legal Events....26
         12.20  Whole Agreement;Modification...............................27




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                                                      -1-

                                SERVICE AGREEMENT

         Service Agreement ("Agreement") dated ____________ between ProMedCo of Northern Nevada, Inc., a Nevada corporation ("ProMedCo-Northern") and Knutzen Goring Medical Group, Ltd., a Nevada corporation, dba The Northern Nevada Medical Group ("TMG").

RECITALS:

         Subject to the terms and conditions hereof, TMG desires to engage ProMedCo-Northern to provide to TMG management services, facilities, personnel, equipment and supplies necessary to operate the Clinic (as defined herein) and ProMedCo-Northern desires to accept such engagement.

         The parties agree as follows:

1.  RESPONSIBILITIES OF THE PARTIES

         1.1 GENERAL RESPONSIBILITIES OF THE PARTIES. ProMedCo-Northern shall provide TMG with offices, facilities, equipment, supplies, non-professional support personnel, and management and financial advisory services. ProMedCo-Northern shall neither exercise control over nor interfere with the Provider-patient relationship, which shall be maintained strictly between the Providers of TMG and their patients.

         1.2 TMG'S MATTERS. TMG shall maintain sole discretion and authority over the financial matters relative to its corporate existence. It shall set compensation levels for TMG Employees. TMG will also be responsible for all other matters pertaining to the operation of TMG.

         1.3 PATIENT REFERRALS. The parties agree that the benefits to TMG do not require, are not payment for, and are not in any way contingent upon the admission, referral or any other arrangement for the provision of any item or service offered by ProMedCo-Northern to any of TMG's patients in any facility or laboratory controlled, managed or operated by ProMedCo-Northern.

2.  POLICY COUNCIL

         2.1 FORMATION AND OPERATION OF THE POLICY COUNCIL. A Policy Council will be established which shall be responsible for the major policies which will serve as the basis for operations of the Clinic. The Policy Council shall consist of eight members. ProMedCo-Northern shall designate, at its sole discretion, four members of the Policy Council. Members of the Policy Council designated by either party be entitled to attend and vote by proxy at any meetings of the Policy Council so long as at least one such representative is present in person. TMG at its sole discretion shall designate four members. Except as may otherwise be provided, the act of a majority of the members of the Policy Council shall be the act of the Policy Council.


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                                                      -2-




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                                                      -3-

         2.2 DUTIES AND RESPONSIBILITIES OF THE POLICY COUNCIL. During the term of this Agreement, the Policy Council shall have the following duties and responsibilities.

         (a) ANNUAL BUDGETS. All annual capital and operating budgets prepared by ProMedCo- Northern, as set forth in Section 3 and employing ProMedCo-Northern's financial expertise, shall be subject to the review and approval of the Policy Council, provided; however, ProMedCo-Northern shall have final approval of any capital expenditure required by ProMedCo-Northern.

         (b) ADMINISTRATOR. The selection and retention of the Administrator pursuant to Section 3.1 shall be subject to the reasonable approval of the Policy Council. If TMG is dissatisfied with the services provided by the Administrator, TMG shall refer the matter to the Policy Council. ProMedCo-Northern and Policy Council shall in good faith determine whether the performance of the Administrator could be brought to acceptable levels through counsel and assistance, or whether the Administrator should be terminated. ProMedCo-Northern shall have the ultimate authority to terminate the Administrator.

         (c) ADVERTISING. All advertising, marketing, and public relations shall be subject to the prior review and approval of the Policy Council, in compliance with applicable laws and regulations governing professional advertising and in accordance with the standards and medical ethics of the American Medical Association and the Nevada Medical Association.

         (d) ANCILLARY SERVICES. The Policy Council shall approve Clinic provided ancillary services based upon the pricing, access to and quality of such services.

         (e) CAPITAL IMPROVEMENTS AND EXPANSION. The Policy Council shall determine the priority for any renovation, expansion plans and major equipment expenditures with respect to the Clinic based upon economic feasibility, Provider support, productivity and market conditions. Any capital expenditure in excess of $20,000 shall require the approval of the Policy Council.

         (f) EXCEPTIONS TO INCLUSION IN THE NET REVENUE CALCULATION. The exclusion of any revenue from Net Clinic Revenues, whether now or in the future, shall be subject to the approval of the Policy Council.

         (g) GRIEVANCE ISSUES. Subject to the provisions of Section 1.2 of this Agreement, the Policy Council shall consider and make final decisions regarding grievances pertaining to matters not specifically addressed in this Agreement as referred to it by TMG's Board or ProMedCo-Northern.


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         (h)      PATIENT FEES.  In consultation with TMG and ProMedCo-Northern, the Policy Council shall review and adopt the fee schedule for all Provider and ancillary services rendered by the Clinic.

         (i) PROVIDER HIRING. The Policy Council, with information and analysis provided by ProMedCo-Northern, shall determine the number and type of Providers required for the efficient operation of the Clinic and TMG shall determine the individual Providers to be hired to fill such positions. The approval of ProMedCo-Northern shall be required for any variations to the restrictive covenants in any Provider employment contract.

         (j) PROVIDER AND PAYOR RELATIONSHIPS. The Policy Council shall make the decisions regarding the establishment and maintenance of relationships with institutional health care providers and payors. The Policy Council shall be responsible for approving the allocation of capitation risk pools between the professional and institutional components of these pools to the extent applicable under a payor agreement. ProMedCo-Northern and TMG shall use actuarial data from a nationally recognized actuarial firm as agreed to by both parties, for the purposes of allocating capitation funds, for those professional services provided directly by TMG ("TMG Capitation").

         (k) STRATEGIC PLANNING. The Policy Council, with the assistance of ProMedCo-Northern, shall develop long-term strategic planning objectives.

3.  OBLIGATIONS OF PROMEDCO-NORTHERN

         During the term of this Agreement, ProMedCo-Northern shall provide or arrange for the services set forth in this Section 3, the cost of all of which shall be included in Clinic Expenses. ProMedCo-Northern is hereby expressly authorized to perform its services in whatever manner it deems reasonably appropriate, in accordance with policies approved by the Policy Council, and including without limitation, performance of some functions at locations other than the Clinic Facility. TMG will not act in a manner which would prevent ProMedCo-Northern from efficiently managing the Clinic Facility operations in a businesslike manner. TMG, through TMG Employees, will provide all medical services. ProMedCo-Northern will have no authority, directly or indirectly, to perform, and will not perform, any medical function. ProMedCo-Northern may, however, advise TMG as to the relationship between its performance of medical functions and the overall administrative and business functioning of the Clinic.

         3.1 MANAGEMENT AND ADMINISTRATION. During the term of this Agreement, TMG hereby appoints ProMedCo-Northern as the sole and exclusive manager and administrator of all non-medical functions and services related to TMG's services at the Clinic. TMG shall perform all medical services, and ProMedCo-Northern shall have no authority, directly or indirectly, to perform, and will


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                                                      -5-

not perform, any medical function. Without limiting the generality of the foregoing, ProMedCo- Northern shall provide the following administrative, management and marketing services as may be required in conjunction with TMG's services at the Clinic. ProMedCo-Northern shall hire and supervise an Administrator, subject to the reasonable approval of the Policy Council, to manage and administer all of the day-to-day business functions of ProMedCo-Northern, including without limitation:

                  3.1.1 ANNUAL BUDGETS. Financial planning and preparation of annual budgets. Annually and at least 30 days prior to the commencement of each fiscal year, ProMedCo- Northern shall prepare and deliver to TMG capital and operating budgets reflecting in reasonable detail anticipated revenues and expenses, sources and uses of capital to maintain and enhance TMG's medical practice and Clinic services.

                  3.1.2 FINANCIAL STATEMENTS. ProMedCo-Northern shall prepare monthly and fiscal year unaudited financial statements containing a balance sheet and a statement of income for Clinic operations, which shall be delivered to TMG within thirty (30) days after the close of each calendar month. The fiscal year statement shall be reviewed by a certified public accountant as selected by ProMedCo-Northern in connection with the audit of the financial statements of ProMedCo. If TMG desires an audit in addition to the audit provided by ProMedCo-Northern, such an audit would be at TMG's expense.

                  3.1.3 NON-PROVIDER PERSONNEL. ProMedCo-Northern will provide all non-physician personnel reasonably necessary for the conduct of Clinic operations with the exception of Providers and Technical Employees. ProMedCo-Northern shall determine and cause to be paid the salaries, fringe benefits and any sums for income taxes, unemployment insurance, social security taxes or any other withholding amounts required by applicable law or governmental authority, of all such personnel. Such personnel shall be under the direction, supervision and control of ProMedCo-Northern, with those personnel performing patient care services subject to the professional supervision of TMG. If TMG is dissatisfied with the services of any person, TMG shall consult with ProMedCo-Northern. ProMedCo-Northern shall in good faith determine whether the performance of that employee could be brought to acceptable levels through counsel and assistance, or whether such employee should be terminated. All of ProMedCo-Northern's obligations regarding staff shall be governed by the overriding principle and goal of providing high quality medical care. At ProMedCo- Northern's option some or all of the non-Provider personnel may be carried on the books of TMG as TMG's employees in which event the costs associated with such employees will be a Clinic Expense.

                  3.1.4 QUALITY ASSURANCE. ProMedCo-Northern will assist TMG in fulfilling its obligation to its patients to maintain high quality medical and professional services, including


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                                                      -6-

         patient satisfaction programs, employee education, outcomes analysis, clinical protocol development and to implement a risk management program.

                  3.1.5 FACILITIES AND EQUIPMENT. ProMedCo-Northern will ensure the proper cleanliness of the premises, maintenance and cleanliness of the equipment, furniture and furnishings located on the premises.

                  3.1.6 INVENTORY CONTROL AND PURCHASING SUPPLIES. ProMedCo-Northern shall order and purchase inventory and supplies, and such other ordinary, necessary or appropriate materials which ProMedCo-Northern shall deem to be necessary in the operation of the Clinic, to deliver quality Clinic services in a cost effective manner.

                  3.1.7 MANAGED CARE CONTRACTING. ProMedCo-Northern will be responsible for marketing, negotiation, and administering all managed care contracts, subject to the provisions of Section 2.2(j); provided, however, no contract or arrangement regarding the provision of clinical services shall be entered into without TMG's consent.

                  3.1.8 BILLING AND COLLECTIONS. ProMedCo-Northern shall bill patients and collect all fees for services performed inside or outside the Clinic Facility or arrange for such billing and collection. TMG hereby appoints ProMedCo-Northern, for the term hereof, to be its true and lawful attorney-in-fact for the following purposes (i) to bill patients in TMG's name and on its behalf, (ii) to collect accounts receivable resulting from such billing in TMG's name and on its behalf,
         (iii) to receive payments from Blue Cross and Blue Shield, Medicare, Medicaid, payments from health plans, and all other third party payors;
         (iv) to receive the cash proceeds of any accounts receivable; (v) to take possession of and endorse in the name of TMG (and/or in the name of an individual Provider, such payment intended for purpose of payment of a Provider's bill) any notes, checks, money orders, insurance payments and other instruments received in payment of accounts receivable; and (vi) in accordance with policies adopted by the Policy Council, to initiate legal proceedings in the name of TMG to collect any accounts and monies owed to the Clinic, to enforce the rights of TMG as creditors under any contract or in connection with the rendering of any service, and to contest adjustments and denials by governmental agencies (or its fiscal intermediaries) as third-party payors. All adjustments made for uncollectible accounts, professional courtesies and other activities that do not generate a collectible fee shall be done in a reasonable and consistent manner acceptable to ProMedCo-Northern's independent certified public accountants.

                  3.1.9 DEPOSIT OF NET CLINIC REVENUES. During the term of this Agreement, all Net Clinic Revenues collected resulting from the operations of the Clinic shall be deposited directly into a bank account of which TMG shall be the owner ("Account"). ProMedCo-Northern and TMG shall maintain their accounting records in such a way as to clearly segregate Net Clinic Revenues from other funds of ProMedCo-Northern or TMG. TMG


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                                                      -7-

         hereby appoints ProMedCo-Northern as its true and lawful attorney-in-fact to deposit in the Account all revenues collected. TMG covenants, and shall cause all TMG Employees to covenant, to forward any payments received with respect to Net Clinic Revenues for services provided by TMG and TMG Employees to ProMedCo-Northern for deposit. ProMedCo- Northern shall have the right to withdraw funds from the Account and all owners of the Account shall execute a revocable standing transfer order ("Transfer Order") under which the bank maintaining the Account shall periodically transfer the entire balance of the Account to a separate bank account owned solely by ProMedCo-Northern ("ProMedCo-Northern Account"). TMG and ProMedCo-Northern hereby agree to execute from time to time such documents and instructions as shall be required by the bank maintaining the Account and mutually agreed upon to effectuate the foregoing provisions and to extend or amend such documents and instructions. Any action by TMG that interferes with the operation of this Section, including, but not limited to, any failure to deposit or have ProMedCo-Northern deposit any Net Clinic Revenues into the Account, any withdrawal of any funds from the Account not authorized by the express terms of this Agreement, or any revocation of or attempt to revoke the Transfer Order (otherwise than upon expiration or termination of this Agreement), will constitute a breach of this Agreement and will entitle ProMedCo-Northern, in addition to any other remedies that it may have at law or in equity, to seek a court ordered assignment of the following rights:

                  (a) To collect accounts receivable resulting from the provision of services to patients of TMG and the TMG Employees;

                  (b) To receive payments from patients, third party payor plans, insurance companies, Medicare, Medicaid and all other payors with respect to services rendered by TMG and its TMG Employees;

                  (c) To take possession of and endorse any notes, checks, money orders, insurance payments and any other instruments received as payment of such accounts receivable; and

                  (d)      To collect all revenues of the Clinic.

                  3.1.10 MANAGEMENT INFORMATION SYSTEMS/COMPUTER SYSTEMS. ProMedCo-Northern shall supervise and provide information systems that are necessary and appropriate for the operation of the Clinic.

                  3.1.11 LEGAL AND ACCOUNTING SERVICES. ProMedCo-Northern shall arrange for or render to TMG such business and financial management consultation and advice as may be reasonably required or requested by TMG and directly related to the operations of the Clinic.


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                                                      -8-

         ProMedCo-Northern shall not be responsible for rendering any legal or tax advice or services or personal financial services to TMG or any employee or agent of TMG.

                  3.1.12 NEGOTIATION AND PAYMENT OF PREMIUMS FOR ALL INSURANCE PRODUCTS HELD BY TMG. ProMedCo-Northern shall negotiate for and cause premiums to be paid with respect to the insurance provided for in
         Section 8. Premiums and deductibles with respect to such policies shall be a Clinic Expense.

                  3.1.13 PROVIDER RECRUITING. ProMedCo-Northern shall assist TMG in recruiting additional Providers, carrying out such administrative functions as may be appropriate such as advertising for and identifying potential candidates, checking credentials, and arranging interviews; provided, however, TMG shall interview and make the ultimate decision as to the suitability of any Provider to become associated with the Clinic. All Providers recruited by ProMedCo-Northern and accepted by TMG shall be the sole employees of TMG to the extent such Providers are hired as employees. Any expenses incurred in the recruitment of Providers, including, but not limited to, employment agency fees, relocation and interviewing expenses shall be Clinic Expenses approved by the Policy Council.

                  3.1.14 SUPERVISION OF ANCILLARY SERVICES. ProMedCo-Northern shall operate and supervise such ancillary services as approved by the Policy Council.

                  3.1.15 STRATEGIC PLANNING ASSISTANCE. ProMedCo-Northern shall assist with and implement the strategic plan as approved by the Policy Council.

                  3.1.16 ADVERTISING AND PUBLIC RELATIONS. From time to time ProMedCo-Northern shall recommend to the Policy Council various advertising and public relations initiatives which shall not be implemented without Policy Council approval.

                  3.1.17 FILES AND RECORDS. ProMedCo-Northern shall supervise and maintain custody of all files and records relating to the operation of the Clinic, including but not limited to accounting, billing, patient medical records, and collection records. Patient medical records shall at all times be and remain the property of TMG and shall be located at Clinic facilities so that they are readily accessible for patient care. The management of all files and records shall comply with applicable state and federal statutes. ProMedCo-Northern shall use its reasonable efforts to preserve the confidentiality of patients' medical records and use information contained in such records only for the limited purpose necessary to perform the services set forth herein, provided, however, in no event shall a breach of said confidentiality be deemed a default under this Agreement.

         3.2 ADMINISTRATOR. The selection and retention of the Administrator, subject to the provisions of Section 2.2(b).


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                                                      -9-

         3.3 EXPANSION OF CLINIC. ProMedCo-Northern will pursue various programs to increase revenue and profitability including assisting TMG in adding additional office based procedures, ancillary services and adding additional satellite office(s) as determined by the Policy Council to be beneficial to the Clinic. ProMedCo-Northern will also assist TMG in recruiting new Providers and developing relationships and affiliations with other Providers, hospitals, networks, HMOs, etc. To assist in the continued growth and development of the Clinic, ProMedCo-Northern may acquire other Provider practices. TMG will be given first right to acquire and/or merge with any physician or physician group that ProMedCo-Northern desires to acquire and/or manage in Northern Nevada. TMG will cooperate with ProMedCo-Northern in such expansion efforts and use its reasonable efforts to assist ProMedCo-Northern with respect thereto. Without limiting the generality of the foregoing, TMG will not enter into any agreements with respect to any such matter without the prior consent of ProMedCo-Northern.

         3.4 EVENTS EXCUSING PERFORMANCE. ProMedCo-Northern shall not be liable to TMG for failure to perform any of the services required herein in the event of strikes, lock-outs, calamities, acts of God, unavailability of supplies, or other events over which ProMedCo-Northern has no control for so long as such events continue, and for a reasonable amount of time thereafter.

         3.5 COMPLIANCE WITH APPLICABLE LAWS. ProMedCo-Northern shall comply with all applicable federal, state and local laws, regulations and restrictions in the conduct of its obligations under this Agreement.

         3.6 WORKING CAPITAL. ProMedCo-Northern shall provide TMG with a working capital line of credit not to exceed $750,000 during the period prior to April 30, 1997; an additional $500,000 thereafter and prior to October 31, 1997 and an additional $250,000 thereafter and prior to April 30, 1998. Commencing the earlier of (i) the last day of the sixth month after the first month in which the TMG Distribution exceeds TMG Expenses or (ii) the second anniversary of the Escrow Closing Date, any amounts outstanding on such date shall be amortized in 84 equal principal payments. All outstanding amounts shall bear interest payable on the last day of each month at ProMedCo's average cost of funds as certified from time to time by the Treasurer of ProMedCo. The obligation of TMG to make such payments shall be evidenced by a note in form and substance satisfactory to ProMedCo- Northern.

4.  OBLIGATIONS OF TMG

         4.1 PROFESSIONAL SERVICES. TMG shall provide professional services to patients in compliance at all times with ethical standards, laws and regulations applying to the medical profession. TMG shall also ensure that each Provider associated with TMG is licensed by the State of Nevada. In the event that any disciplinary actions or medical malpractice actions are initiated against any such Provider, TMG shall immediately inform the Administrator of such action and the underlying facts and circumstances. TMG shall carry out a program to monitor the quality of medical care practiced, with ProMedCo-Northern's assistance. TMG will cooperate with ProMedCo- Northern in taking steps to resolve any utilization review or quality assurance issues which may arise in connection with the Clinic.

         4.2 EMPLOYMENT OF PROVIDER EMPLOYEES. TMG shall have complete control of and responsibility for the hiring, compensation, supervision, evaluation and termination of its Providers, although at the request of TMG, ProMedCo-Northern shall consult with TMG regarding such matters. TMG shall enforce formal employee agreements from each of its Providers, hired or contracted, substantially in the form attached to the Merger Agreement as Appendix 2.10B-1.

         4.3 NON-CLINIC EXPENSES. TMG shall be solely responsible for the payment of all costs and expenses incurred in connection with TMG operations which are not Clinic Expenses, including, but not limited to, TMG Expenses.

         4.4 MEDICAL PRACTICE. TMG shall use and occupy the Clinic Facility exclusively for the practice of medicine, and shall comply with all applicable local rules, ordinances and all standards of medical care. It is expressly acknowledged by the parties that the medical practice or practices conducted at the Clinic Facility shall be conducted solely by Providers associated with TMG, and no other Provider or medical practitioner shall be permitted to use or occupy the Clinic Facility without the prior written consent of the Policy Council.

         4.5 PROFESSIONAL INSURANCE ELIGIBILITY. TMG shall cooperate in the obtaining and retaining of professional liability insurance by assuring that its Physician Shareholders and Provider Employees are insurable, and participating in an ongoing risk management program.

         4.6 EMPLOYMENT OF NON-PROVIDERS. There will be certain Technical Employees that perform technical functions for TMG. These Technical Employees will remain in the employ of TMG. As provided in Section 3.1.3, ProMedCo-Northern will provide payroll and administrative services for such Technical Employees which shall be a Clinic Expense.

         4.7 EVENTS EXCUSING PERFORMANCE. TMG shall not be liable to ProMedCo-Northern for failure to perform any of the services required herein in the event of strikes, lock-outs, calamities, acts of God, unavailability of supplies, or other events over which TMG has no control for so long as such events continue, and for a reasonable amount of time thereafter.

         4.8 COMPLIANCE WITH APPLICABLE LAWS. TMG shall comply with all applicable federal, state and local laws, regulations and restrictions in the conduct of its obligations under this Agreement.



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                                                      -10-

         4.9  TMG EMPLOYEE BENEFIT PLANS.

                  (a) As of the Effective Date of this Agreement, TMG has in effect the employee welfare benefit plans (as such term is defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and the employee pension benefit plans (as such term is defined in Section 3(2) of ERISA), as set forth in Exhibit 3.22 to the Merger Agreement.

                  (b) TMG shall not enter into any new "employee benefit plan" (as defined in Section 3(3) of ERISA) without the express written consent of ProMedCo-
                           Northern. Except as otherwise required by law, TMG shall not materially amend, freeze, terminate or merge any employee welfare or employee benefit plan without the express written consent of ProMedCo-Northern unless such action is contemplated by the Merger Agreement. TMG agrees to make such changes to any employee welfare or employee benefit plan, including the freeze, termination, or merger of such plan, as may be approved by ProMedCo-Northern.

                  (c) Expenses incurred in connection with any TMG Plan or other employee benefit plan maintained by TMG, including without limitation the compensation of counsel, accountants, corporate trustees and other agents shall not be included in Clinic Expenses.

                  (d) The contribution and administration expenses for Providers shall be an expense of TMG. ProMedCo-Northern shall make contributions or payments with respect to any TMG Plan, as a Clinic Expense, on behalf of eligible Technical Employees.

                  (e) ProMedCo-Northern shall have the sole and exclusive authority to adopt, amend, or terminate any employee benefit plan for the benefit of its employees. ProMedCo-Northern shall have the sole and exclusive authority to appoint the trustee, custodian, and administrator of any such plan.

                  (f) ProMedCo-Northern shall take all appropriate steps to include TMG employees in benefit plans applicable to ProMedCo-Northern employees, including without limitation, its 401(k) plan, as members of an affiliated service group.

         4.10 POWERS OF ATTORNEY. TMG shall require all Providers to execute and deliver to ProMedCo-Northern powers of attorney, satisfactory in form and substance to ProMedCo-Northern and TMG, appointing ProMedCo-Northern as attorney-in-fact for each for the purposes set forth in


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                                                      -11-

Sections 3.1.8 and 3.1.9, which powers of attorney shall immediately terminate upon termination of this Agreement.

         4.11 SPOKESPERSON. The president of TMG, or such other Physician Shareholder as the Policy Council shall appoint, shall serve as spokesperson for ProMedCo-Northern and ProMedCo in Clinic, ProMedCo-Northern and ProMedCo development activities in northern Nevada.

         4.12 REVISION OF COMPENSATION PLAN. TMG shall revise its compensation plan to in order to provide incentives and otherwise encourage Providers to higher levels of production with the goal that TMG will be able to pay TMG Expenses from TMG Distributions under this Agreement within six months of the date hereof.

         4.13 HIRING OF ADDITIONAL PROVIDERS. TMG shall not hire any new Providers for existing clinic locations until it has revised its compensation plan pursuant to Section 4.12 of this Agreement and met the goal of matching TMG Expenses to TMG Distributions. TMG shall work closely with ProMedCo-Northern through the Policy Council to review each new Provider recruitment opportunity for any new locations, with the Policy Council making the final decision on the expansion to new sites and the recruitment of new Providers to those sites.

5.  RECORDS

         5.1 PATIENT RECORDS. Upon termination of this Agreement, TMG shall retain all patient medical records maintained by TMG or ProMedCo-Northern in the name of TMG. TMG shall, at its option, be entitled to retain copies of financial and accounting records relating to all services performed by TMG.

         5.2 OTHER RECORDS. All records relating in any way to the operation of the Clinic which are not the property of TMG under the provisions of Section
5.1 above, shall at all times be the property of ProMedCo-Northern.

         5.3 ACCESS TO RECORDS. During the term of this Agreement, and thereafter, TMG or its designee shall upon 24 hours notice have reasonable access during normal business hours to TMG's and ProMedCo-Northern's financial records, including, but not limited to, records of collections, expenses and disbursements as kept by ProMedCo-Northern in performing ProMedCo-Northern's obligations under this Agreement, and TMG may copy any or all such records.

6.  FACILITIES TO BE PROVIDED BY PROMEDCO-NORTHERN

         ProMedCo-Northern hereby agrees to provide or arrange as a Clinic Expense the offices and facilities for Clinic operations, including but not limited to, the Clinic Facility and all costs of repairs, maintenance and improvements, utility (telephone, electric, gas, water) expenses, normal janitorial


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                                                      -12-

services, related real or personal property lease cost payments and expenses, taxes and insurance, refuse disposal and all other costs and expenses reasonable incurred in conducting operations in the Clinic Facility during the term of this Agreement.

7.  FINANCIAL ARRANGEMENTS

         7.1 PAYMENTS TO TMG AND PROMEDCO-NORTHERN. TMG and ProMedCo-Northern agree that the compensation set forth herein is being paid to ProMedCo-Northern in consideration of a substantial commitment made by ProMedCo-Northern hereunder and that such fees are fair and reasonable. As payment for its services rendered to TMG, each month ProMedCo-Northern shall be paid the amount of all Clinic Expenses and the ProMedCo-Northern Distribution. All Net Clinic Revenues after deduction of Clinic Expenses, and the ProMedCo-Northern Distribution, shall be referred to as the "TMG Distribution."

         7.2 DISTRIBUTION. The amounts to be paid to ProMedCo-Northern under this Section 7 shall be payable monthly. ProMedCo-Northern shall pay to TMG, in accordance with the provisions of Section 7.4, the TMG Distribution amounts on or about the 15th day of such following month. Some amounts may need to be estimated, with adjustments made as necessary the following month. Any audit adjustments would be made after completion of the fiscal year audit.

         7.3 CLINIC EXPENSES. ProMedCo-Northern shall pay all Clinic Expenses as they fall due (including without limitation any Non-Provider Personnel carried on the books of TMG at the requirement of ProMedCo-Northern), provided, however, that ProMedCo-Northern may, in the name of and on behalf of TMG, contest in good faith any claimed Clinic Expenses as to which there is any dispute regarding the nature, existence or validity of such claimed Clinic Expenses. ProMedCo-Northern hereby agrees to indemnify and hold TMG harmless from and against any liability, loss, damages, claims, causes of action and reasonable expenses of TMG resulting from the contest of any Clinic Expenses.

         7.4 ACCOUNTS RECEIVABLES. On approximately the 15th day of each month, ProMedCo- Northern shall purchase the accounts receivable of TMG arising during the previous month, by payment of cash, or other readily available funds into an account of TMG. The consideration for the purchase shall be an amount equal to the TMG Distribution for such previous month. Although it is the intention of the parties that ProMedCo-Northern purchase and thereby become owner of the accounts receivable of TMG, in case such purchase shall be ineffective for any reason, TMG, as of the Effective Date of this Agreement, grants and shall cause each TMG Employee to grant to ProMedCo-Northern a first priority lien on and security interest in and to any and all interest of TMG and such TMG Employees in any accounts receivable generated by the medical practice of TMG and the TMG Employees or otherwise generated through the operations of the Clinic, and all proceeds with respect thereto, to secure the payment to ProMedCo-Northern of all such accounts receivable, and this Agreement shall be deemed to be a security agreement to the extent necessary to give effect


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                                                      -13-

to the foregoing. In addition, TMG shall cooperate with ProMedCo-Northern and execute and deliver, and cause each TMG Employee to execute and deliver, all necessary documents in connection with the pledge of such accounts receivable to ProMedCo-Northern or at ProMedCo-Northern's option, its lenders. All collections in respect of such accounts receivable shall be deposited in a bank account at a bank designated by ProMedCo-Northern. To the extent TMG or any TMG Employee comes into possession of any payments in respect of such accounts receivable, TMG or such TMG Employee shall direct such payments to ProMedCo-Northern for deposit in bank accounts designated by ProMedCo-Northern.

     7.5 SPECIAL INCENTIVE ARRANGEMENTS. In the event Net Clinic Revenues exceed
(i) $15,000,000 for the calendar year ended December 31, 1997, ProMedCo-Northern shall arrange for ProMedCo to issue 10 year warrants to TMG for the purchase of 20,000 shares of ProMedCo Common Stock exercisable at the average closing price for the last 10 trading days of such year; (ii) $19,000,000 for the calendar year ended December 31, 1998, ProMedCo-Northern shall arrange for ProMedCo to issue 10 year warrants to TMG for the purchase of 20,000 shares of ProMedCo Common Stock exercisable at the average closing price for the last 10 trading days of such year;; and (iii) $24,000,000 for the calendar year ended December 31, 1999, ProMedCo-Northern shall arrange for ProMedCo to issue 10 year warrants to TMG for the purchase of 20,000 shares of ProMedCo Common Stock exercisable at the average closing price for the last 10 trading days of such year. The number of shares covered by such warrants shall be adjusted to reflect stock splits, stock dividends, recapitalizations and the like. If ProMedCo's stock is not publicly traded at the time such Warrants are issued, the exercise price shall be the determined in good faith by the Board of Directors of ProMedCo as representing its good faith evaluation of the value of the Stock on the applicable December 31.

8.  INSURANCE AND INDEMNITY

         8.1 INSURANCE TO BE MAINTAINED BY PROMEDCO-NORTHERN. Throughout the term of this Agreement, ProMedCo-Northern will use reasonable efforts to provide and maintain, as a Clinic Expense, comprehensive professional liability insurance for all professional employees of ProMedCo- Northern and TMG with limits as determined reasonable by ProMedCo-Northern in its national program, comprehensive general liability insurance and property insurance covering the Clinic Facility and operations.

         8.2 INSURANCE TO BE MAINTAINED BY TMG. Unless otherwise determined by the Policy Council, throughout the term of this Agreement, TMG shall maintain comprehensive professional liability insurance with limits of not less than $1,000,000 per claim and with aggregate policy limits of not less than $1,000,000 per Provider with limits for specialists of not less than $3,000,000 per claim Provider with a separate limit for TMG. TMG shall be responsible for all liabilities (including without limitation deductibles and excess liabilities) not paid within the limits of such policies. ProMedCo-Northern shall have the option of providing such professional liability insurance through


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                                                      -14-

an alternative program, provided such program meets the requirements of the Insurance Commissioner of the State of Nevada and is approved by the Policy Council.

         8.3 TAIL INSURANCE COVERAGE. TMG will cause each individual Provider associated with the Clinic to enter into an agreement with TMG that upon termination of such Provider's relationship with TMG, for any reason, tail insurance coverage will be purchased by the individual Provider. Such provisions shall be contained in employment agreements, restrictive covenant agreements or other agreements entered into by TMG and the individual Providers, and TMG hereby covenants with ProMedCo-Northern to enforce such provisions relating to the tail insurance coverage or to provide such coverage at the expense of TMG.

         8.4 ADDITIONAL INSURED. TMG and ProMedCo-Northern agree to use their reasonable efforts to have each other named as an additional insured on the other's respective professional liability insurance programs at ProMedCo-Northern's expense.

         8.5 INDEMNIFICATION. TMG shall indemnify, hold harmless and defend ProMedCo-Northern, its officers, directors and employees, from and against any and all liability, loss, damage, claim, causes of action, and expenses (including reasonable attorneys' fees), to the extent not covered by insurance, caused or asserted to have been caused, directly or indirectly, by or as a result of the performance of medical services or any other acts or omissions by TMG and/or its shareholders, agents, employees and/or subcontractors (other than ProMedCo-Northern) during the term hereof, including any claim against ProMedCo-Northern by a TMG Employee, which claim arises out of such TMG Employees' employment relationship with TMG or as a result of services performed by such TMG Employee, and which claim would typically be covered by worker's compensation. ProMedCo-Northern shall indemnify, hold harmless and defend TMG, its officers, directors and employees, from and against any and all liability, loss, damage, claim, causes of action, and expenses (including reasonable attorneys' fees), to the extent not covered by insurance, caused or asserted to have been caused, directly or indirectly, by or as a result of the performance of any intentional acts, negligent acts or omissions by ProMedCo-Northern and/or its shareholders, agents, employees and/or subcontractors (other than TMG) during the term of this Agreement, including claims which would typically be covered by worker's compensation.

9.   RESTRICTIVE COVENANTS AND LIQUIDATED DAMAGES

         The parties recognize that the services to be provided by ProMedCo-Northern shall be feasible only if TMG operates an active medical practice to which the Providers associated with TMG devote their full time and attention. To that end:

         9.1 RESTRICTIVE COVENANTS BY TMG. During the term of this Agreement, TMG shall not establish, operate or provide Provider services at any medical office, clinic or other health care facility providing services substantially similar to those provided by TMG except pursuant to this Agreement anywhere within a radius of 30 miles of the Clinic Facility, or within a radius of 30 miles of any


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                                                      -15-

current or future medical office, clinic or other health care facility from which TMG provides medical services.

         9.2  RESTRICTIVE COVENANTS BY PROVIDERS.  TMG shall:

         (a) Current Providers. Enforce employment agreements, in a form satisfactory to ProMedCo-Northern, with its current Providers; and

         (b) Future Providers. Obtain and enforce formal employment agreements from each of its future Providers in a form satisfactory to ProMedCo-Northern.

pursuant to which each of the Providers agrees that during the term of such Provider's employment agreement, and for a period of two years after any termination of employment with TMG, such Provider will not establish, operate or provide Provider services at any medical office, clinic or outpatient and/or ambulatory treatment or diagnostic facility providing services substantially similar to those provided by TMG pursuant to this Agreement within a radius of 30 miles of any medical office, clinic or other health care facility operated by TMG from which Provider had provided medical services within 24 months prior to such termination, and that ProMedCo-Northern shall have third-party rights to enforce such agreement.

         9.3  PROVIDER LIQUIDATED DAMAGES.

         (a) RELEASE FROM RESTRICTIVE COVENANTS. The restrictive covenants described in Section 9.2 of this Agreement will provide that the Providers (existing or future) may be released from such restrictive covenants by paying Liquidated Damages in the amount equal to such Provider's income related to the Clinic, as reported to the Internal Revenue Service for the previous 12 months; in addition, Providers who are terminated by TMG without cause with the prior approval of the Policy Council shall be released from the restrictive covenants described in
                  Section 9.2 of this Agreement.


         (b) PAYMENT OF LIQUIDATED DAMAGES IN CERTAIN EVENTS. In addition, if prior to the fifth anniversary of the Closing under the Merger Agreement, a Provider terminates his or her employment agreement with TMG for any reason (other than death or Total Disability as defined in the employment agreement between such Provider and TMG) prior to the fifth anniversary of the Closing under the Merger Agreement, or is terminated for cause by TMG, or is terminated without cause by TMG without prior approval by the Policy Council, then the Provider shall pay TMG liquidated damages equal to the amount designated for such Provider's employment agreement. TMG shall retain such payments in a separate fund (the "Recruitment Fund") to be used first to defray all costs incurred by TMG or ProMedCo-Northern in the enforcement of the employment agreement for that departing Provider and second for recruiting,


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                                                      -16-

                  relocating and funding the compensation for a replacement Provider for that departing Provider and/or additional Providers as approved by the Policy Council.

         9.4 ENFORCEMENT. ProMedCo-Northern and TMG acknowledge and agree that since a remedy at law for any breach or attempted breach of the provisions of this Section 9 shall be inadequate, either party shall be entitled to specific performance and injunctive or other equitable relief in case of any such breach or attempted breach, in addition to whatever other remedies may exist by law. All parties hereto also waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. If any provision of Section 9 relating to territory or time described therein shall be declared by a court of competent jurisdiction to exceed the maximum time period, scope of activity, restricted or geographical area such court deems reasonable and enforceable under applicable law, the time period, scope of activity, restricted and/or area of restriction deemed to be reasonable and enforceable by the court shall thereafter be the time period, scope of activity, restricted and/or area of restriction applicable to the restrictive covenant provisions in this Section 9. The invalidity or non-enforceability of this Section 9 in any respect shall not affect the validity or enforceability of the remainder of this Section 9 or of any other provisions of this Agreement unless the invalid or non-enforceable provisions materially affect the benefits either party would otherwise be entitled to receive under this Section 9 or any other provision of this Agreement.

         9.5 TERMINATION OF RESTRICTIVE COVENANTS. Notwithstanding anything to the contrary contained herein, if this Agreement is terminated pursuant to
Section 10.2 herein, the employment agreement term contained in this Section 9 shall be null and void and of no force or effect.

10.  TERM RENEWAL; TERMINATION;

         10.1 TERM AND RENEWAL. The term of this Agreement shall commence on the Effective Date hereof and shall continue for 40 years, after which it shall automatically renew for five-year terms unless either party provides the other party with at least 12 months but not more than 13 months written notice prior to any renewal date.

         10.2  TERMINATION BY TMG.  TMG may terminate this Agreement as follows:

               (i) In the event of the filing of a petition in voluntary bankruptcy or an assignment for the benefit of creditors by ProMedCo-Northern, or upon other action taken or suffered, voluntarily or involuntarily, under any federal or state law for the benefit of debtors by ProMedCo-Northern, except for the filing of a petition in involuntary bankruptcy against ProMedCo-Northern which is dismissed within 30 days thereafter, TMG may give notice of the immediate termination of this Agreement.



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                                                      -17-

              (ii) In the event ProMedCo-Northern shall materially default in the performance of any duty or obligation imposed upon it by this Agreement and such default shall continue for a period of 120 days after written notice thereof has been given to ProMedCo-Northern by TMG; or ProMedCo-Northern shall fail to remit the payments due as provided in Section 7.2 hereof and such failure to remit shall continue for a period of 30 days after written notice thereof, TMG may terminate this Agreement. Termination of this Agreement pursuant to this Section 10.2(ii) by TMG shall require the affirmative vote of 75% of the Physician Shareholders.

         10.3 TERMINATION BY PROMEDCO-NORTHERN. ProMedCo-Northern may terminate this Agreement as follows:

               (i) In the event of the filing of a petition in voluntary bankruptcy or an assignment for the benefit of creditors by TMG, or upon other action taken or suffered, voluntarily or involuntarily, under any federal or state law for the benefit of debtors by TMG, except for the filing of a petition in involuntary bankruptcy against TMG which is dismissed within 30 days thereafter, ProMedCo-Northern may give notice of the immediate termination of this Agreement.

              (ii) In the event TMG shall materially default in the performance of any duty or obligation imposed upon it by this Agreement or in the event a majority of the Physicians Shareholders shall materially default in the performance of any duty or obligation imposed upon them by this Agreement or by their employment agreements with TMG, and such default shall continue for a period of 90 days after written notice thereof has been given to TMG and such Physician
                           Shareholders by ProMedCo-Northern, ProMedCo-Northern may terminate this Agreement.

         10.4 ACTIONS AFTER TERMINATION. In the event that this Agreement shall be terminated, the TMG Distribution and the ProMedCo-Northern Distribution shall be paid through the effective date of termination. In addition, the various rights and remedies herein granted to the aggrieved party shall be cumulative and in addition to any others such party may be entitled to by law. The exercise of one or more rights or remedies shall not impair the right of the aggrieved party to exercise any other right or remedy, at law. Upon termination of this Agreement, TMG shall:

                  10.4.1 ASSET REPURCHASE. Pay ProMedCo-Northern $3,500,457 as adjusted pursuant the Merger Agreement, less an amount equal to the product of $8,333.33 times the number of months that shall have passed since the Effective Date.



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                                                      -18-

                  10.4.2 REAL ESTATE. Purchase from ProMedCo-Northern all real estate, if any, associated with the Clinic and owned by ProMedCo-Northern at the then book value thereof.

                  10.4.3 IMPROVEMENTS. Purchase all improvements, additions or leasehold improvements which have been made by ProMedCo-Northern at book value as reflected on ProMedCo-Northern's books as of the last day of this Agreement and which relate solely to the performance of its obligations under this Agreement or the properties subleased by ProMedCo-Northern, if any.

                  10.4.4 DEBTS. Assume all ordinary and necessary debt, contracts, payables and leases which are obligations of ProMedCo-Northern and which relate principally to the performance of its obligations under this Agreement or the properties subleased by ProMedCo-Northern, if any.

                  10.4.5 EQUIPMENT; INVENTORIES; ACCOUNTS RECEIVABLE; ETC. Purchase from ProMedCo-Northern at book value as reflected on ProMedCo-Northern's books as of the last day of this Agreement:

(i) EQUIPMENT. All of the equipment acquired by ProMedCo-Northern pursuant to the Merger Agreement, including all replacements and additions thereto made by ProMedCo-Northern with the approval of the Policy Council pursuant to the performance of its obligations under this Agreement;

(ii) INVENTORY. All stock, including inventory and supplies, tangibles and intangibles of ProMedCo-Northern relating to TMG operations;

(iii)ACCOUNTS  RECEIVABLE.   All  uncollected  accounts  receivable  theretofore
     purchased by ProMedCo-Northern pursuant to Section 7.4 hereof at the book value thereof on ProMedCo-Northern's books; and

(iv) OTHER ASSETS. All other assets of ProMedCo-Northern relating to the operations of TMG.

                  10.4.6 CLOSING OF REPURCHASE. TMG shall pay cash for the repurchased assets. The amount of the purchase price shall be reduced by the amount of debt and liabilities of ProMedCo-Northern assumed by TMG and shall be reduced by any payment ProMedCo- Northern has failed to make under this Agreement. TMG and any Provider associated with TMG shall execute such documents as may be required to assume the liabilities set forth in Section 10.4.4 and to remove ProMedCo-Northern from any liability with respect to such repurchased assets and with respect to any property leased or subleased by ProMedCo- Northern. The closing date for the repurchase shall be determined by TMG, but shall in no


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                                                      -19-

         event occur later than 180 days from the date of the notice of termination. The termination of this Agreement shall become effective upon the closing of the sale of the assets and TMG shall be released from the Restrictive Covenants provided for in Section 9 on the closing date. From and after any termination, each party shall provide the other party with reasonable access to books and records then owned by it to permit such requesting party to satisfy reporting and contractual obligations which may be required of it.

11.  DEFINITIONS

         For the purposes of this Agreement, the following definitions shall apply:

         11.1 MERGER AGREEMENT shall mean the Agreement for Statutory Merger dated as of November 7, 1996 between Western Medical Management Corporation, Inc., ProMedCo and
ProMedCo-Northern.

         11.2 CLINIC shall mean the medical care services, including, but not limited to the practice of medicine, and all related healthcare services provided by TMG and the TMG Employees, utilizing the management services of ProMedCo-Northern and the Clinic Facility, regardless of the location where such services are rendered.

         11.3 CLINIC EXPENSES shall mean the amount of all expenses incurred in the operation of the Clinic including, without limitation:

(i) Salaries, benefits (including contributions under any ProMedCo benefit plan), and other direct costs attributable to TMG of all employees of ProMedCo- Northern and Technical Employees;

(ii) Direct costs, including benefits, of all employees or consultants of ProMedCo or affiliates of ProMedCo-Northern who, with approval of the Policy Council, provides services at or in connection with TMG required for improved performance, such as work management, purchasing, information systems, charge and coding analysis, managed care sales, negotiating and contracting, financial analysis, and business office consultation; provided, however, only that portion of such employee's or consultant's costs without mark-up by ProMedCo that is allocable to Clinic will be a Clinic Expense;

(iii)Obligations of ProMedCo-Northern or ProMedCo under leases or subleases related to Clinic operations;



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                                                      -20-

(iv) Interest Expense on indebtedness incurred by ProMedCo-Northern or ProMedCo to finance or refinance any of its obligations hereunder or services provided hereunder.

(v) Personal property and intangible taxes assessed against ProMedCo-Northern's assets used in connection with the operation of Clinic commencing on the date of this Agreement;

(vi) Malpractice insurance expenses for ProMedCo-Northern's operations with respect to the Clinic and for the TMG Employees, as well as any deductibles and non-insured expenses relating to malpractice claims.

(vii)Other  expenses   incurred  by   ProMedCo-Northern   in  carrying  out  its
     obligations under this Agreement.

(viii) Amortization of intangible asset value resulting from the employment of, merger with, or other acquisition of, additional Providers in the TMG service area employed by TMG and approved by the Policy Council.

         11.4  CLINIC EXPENSES SHALL NOT INCLUDE:

(i) Corporate overhead charges or any other expenses of ProMedCo or any corporation affiliated with ProMedCo other than the kind of items listed above;

(ii)         Any federal or state income taxes;

(iii)Any  expenses  which  are  expressly   designated  herein  as  expenses  or
     responsibilities   of  TMG  and/or  TMG  Employees   other  than  Technical
     Employees;

(iv) Any amortization expense resulting from the amortization of expenses incurred as shown on ProMedCo's financial statements, in connection with the acquisition and execution of the Merger Agreement and the execution of this Agreement; and

(v) Interest expense on indebtedness incurred by ProMedCo-Northern or ProMedCo to finance the consideration paid under the Merger Agreement.

(vi) Any liabilities, judgments or settlements assessed against TMG or Providers in excess of any insurance policy limits.


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                                                      -21-

(vii) The direct expenses associated with management of Risk Pool Surpluses.

         11.5 CLINIC FACILITY shall mean the clinic facilities located at 75 Pringle Way, Reno, NV 89502 (Suites 301,302, 303, 801, 803 and 804); 2005 Sierra
Highlands Suite 101, Reno, NV 89523; 236 W. Sixth St., Suite 201, Reno, NV 89503; 343 Elm Street, (Suites 407 and 407), Reno, NV 89503; 730 Willow Avenue, Reno, NV 89502; and Incline Medical 889 Alder, Suite 201, Incline Village, NV 89451 and any substitute facility or additional facility location, whether within or without Washoe, Nevada as approved by the Policy Council.

         11.6 DISTRIBUTION FUNDS shall mean those amounts remaining after Clinic Expenses have been deducted from Net Clinic Revenue.

         11.7  EFFECTIVE DATE shall mean 12:01 a.m. on __________.

         11.8 NET CLINIC REVENUES shall mean TMG's gross billings, including ancillaries and any other revenues that have historically been recorded by TMG as well as non-real estate revenues historically recorded by TMG, less any adjustments such as uncollectible accounts, discounts, contractual adjustments, Medicare allowances, Medicaid allowances, and professional courtesies ("adjustments") but specifically excluding Risk Pool Surpluses.

         11.9 OPENING BALANCE SHEET shall mean the balance sheet of ProMedCo-Northern as of October 31, 1996, prepared in accordance with GAAP (except for the absence of certain note information), and substantially in the form of the attached Exhibit B subject to adjustments in the Consideration (as defined in the Merger Agreement).

         11.10 PHYSICIAN EMPLOYEES shall mean any physician employed by TMG and providing medical services to patients on behalf of TMG, who are not Physician Shareholders.

         11.11 PHYSICIAN EXTENDERS shall mean all non-physician professional employees who provide direct patient care for which a billed charge is generated.

         11.12 PHYSICIAN SHAREHOLDERS shall mean at any relevant date any physician who is a shareholder of TMG.

         11.13 PROVIDERS shall mean Physician Shareholders, Physician Employees and Physician Extenders.

         11.14 PROMEDCO shall mean ProMedCo, Inc., a Texas corporation which is sole shareholder of ProMedCo-Northern.



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                                                      -22-

         11.15 PROMEDCO-NORTHERN DISTRIBUTION shall mean 15% of Distribution Funds plus a percentage of Risk Pool Surpluses established by Exhibit A.

         11.16 RISK POOL SURPLUSES shall mean all hospital incentive funds, specialists incentive funds, and funds from shared risk pools under any risk-sharing arrangements after the direct expenses associated with risk pool management have been deducted. Risk Pool Surpluses shall be calculated by aggregating all risk pools applicable, including making any deductions for pools that are in a deficit position. TMG Capitation shall be treated as a separate risk pool for purposes of this Section 11.16. Pursuant to Section 2.2(j) hereof, the Policy Council shall determine the amount allocated to TMG Capitation in situations in which the payor has not made such a determination, and shall determine the fee schedule against which such TMG Capitation would be billed. In the event that TMG Capitation is in a deficit position, then that deficit shall be aggregated with all other risk pools applicable before a distribution is made pursuant to Exhibit "A" of this Agreement.

         11.17  TMG CAPITATION  is defined in Section 2.2(j) of this Agreement.

         11.18 TMG EMPLOYEES shall mean all Physician Shareholders, Physician Employees, Physician Extenders and Technical Employees at the relevant dates.

         11.19 TMG EXPENSES shall mean accounting and other professional services fees, salaries and benefits, retirement plan contributions, health, disability and life insurance premiums, payroll taxes, membership in professional associations, continuing medical education, and licensing and board certification fees paid to or on behalf of Providers.

         11.20 TECHNICAL EMPLOYEES shall mean technicians who provide services in the diagnostic areas of TMG's practice, such as employees of the Clinic laboratory, radiology technicians and cardiology technicians. All Technical Employees shall be TMG employees.

12.  GENERAL PROVISIONS

         12.1 INDEPENDENT CONTRACTOR. It is acknowledged and agreed that TMG and ProMedCo- Northern are at all times acting and performing hereunder as independent contractors. ProMedCo- Northern shall neither have nor exercise any control or direction over the methods by which TMG or the TMG Employees practice medicine. The sole function of ProMedCo-Northern hereunder is to provide all management services in a competent, efficient and satisfactory manner. ProMedCo-Northern shall not, by entering into and performing its obligations under this Agreement, become liable for any of the existing obligations, liabilities or debts of TMG unless otherwise specifically provided for under the terms of this Agreement. ProMedCo-Northern will in its management role have only an obligation to exercise reasonable care in the performance of the management services. Neither party shall have any liability whatsoever for damages suffered on account of the willful misconduct or negligence of any employee, agent or independent contractor of the other party. Each


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                                                      -23-

party shall be solely responsible for compliance with all state and federal laws pertaining to employment taxes, income withholding, unemployment compensation contributions and other employment related statutes regarding their respective employees, agents and servants.

         12.2  OTHER CONTRACTUAL ARRANGEMENT.

(a) The parties acknowledge and agree that they have been advised and consent to the fact that ProMedCo-Northern, or its affiliates (i) may have, prior to the date of this Agreement, discussed proposals with respect to, or (ii) may, from time to time hereafter, enter into agreements with one or more TMG Employees to provide consulting, medical direction, advisory or similar services relating to activities of ProMedCo-Northern or its affiliates in clinical areas. The parties agree that such agreements, if any, shall be entered into at the sole discretion of the parties thereto and subject to such terms and conditions to which such parties may agree, and any compensation payable to or by ProMedCo-Northern, on the one hand, and such TMG Employees, on the other hand, shall not constitute Net Clinic Revenues, or TMG Compensation, and shall otherwise not be subject to the provisions of this Agreement.

(b) Each current Physician Shareholder, by his execution of this Agreement as provided on the signature page hereof, agrees that neither the negotiation nor the entry into any agreement or arrangement of a type described in
     Section 12.2(a) above shall constitute a breach of any fiduciary or other duty owned by any TMG Employee to another, or by ProMedCo-Northern, to TMG or any Physician Shareholder. Accordingly, TMG and each Physician Shareholder hereby waive any right to disclosure of the negotiations, proposals or terms of any such agreement, arrangement or right to participate in and/or share revenues derived from any such agreement or arrangement with any TMG Employee, and hereby forever release and discharge TMG, the Physician Shareholders, ProMedCo-Northern, and their respective representatives (including, but not limited to, their respective attorneys, accountants, affiliates, shareholders, officer, directors, employees and agents) from any and all actions, claims, charges, suits, damages and liabilities of any kind whatsoever arising from or by reason of the participation of any TMG Employee in any agreement or arrangement with ProMedCo-Northern, or their affiliates of a type described in Section 12.2(a) above or from or by reason of the failure of ProMedCo-Northern, any TMG Employee or their respective representatives to disclose the negotiation, existence or terms of any such agreement or arrangement. In keeping with the private nature of these matters, the Physician Shareholders further agree that such negotiations, proposals or terms of agreement are to be kept confidential between a TMG Employee on the one hand, and ProMedCo-Northern, on the other hand, and shall not be disclosed by them or their representatives, except as required by applicable law.


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                                                      -24-

         12.3  PROPRIETARY PROPERTY.

                  12.3.1 Each party agrees that the other party's proprietary property shall not be possessed, used or disclosed otherwise than may be necessary for the performance of this Agreement. Each party acknowledges that its violation of this Agreement would cause the other party irreparable harm, and may (without limiting the other party's remedies for such breach) be enjoined at the instance of the other party. Each party agrees that upon termination of this Agreement for any reason, absent the prior written consent of the other party, it shall have no right to and shall cease all use of the other party's proprietary property, and shall return all such proprietary property of the other party in its possession to the other party.

                  12.3.2 ProMedCo-Northern shall be the sole owner and holder of all right, title and interest, to all intellectual property furnished by it under this Agreement, including, but not limited to the trade name "ProMedCo," all computer software, copyright, services mark and trademark right to any material or documents acquired, prepared, purchased or furnished by ProMedCo-Northern pursuant to this Agreement. TMG shall have no right, title or interest in or to such material and shall not, in any manner, distribute or use the same without the prior written authorization of ProMedCo-Northern, provided, however, that the foregoing shall not restrict TMG from distributing managed care information brochures and materials without the prior written approval of ProMedCo-Northern provided no Proprietary Property of ProMedCo-Northern is contained therein. Notwithstanding the preceding, however, ProMedCo-Northern agrees that TMG shall be entitled to use on a nonexclusive and nontransferable basis for the term of this Agreement the name "TMG Family Practice" as may be necessary or appropriate in the performance of TMG's services and obligations hereunder.

         12.4 COOPERATION. Each of the parties shall cooperate fully with the other in connection with the performance of their respective duties and obligations under this Agreement.

         12.5 LICENSES, PERMITS AND CERTIFICATES. ProMedCo-Northern and TMG shall each obtain and maintain in effect, during the term of this Agreement, all licenses, permits and certificates required by law which are applicable to their respective performance pursuant to this Agreement.

         12.6 COMPLIANCE WITH RULES, REGULATIONS AND LAWS. ProMedCo-Northern and TMG shall comply with all federal and state laws and regulations in performance of their duties and obligations hereunder. Neither party, nor their employees or agents, shall take any action that would jeopardize the other party's participation, if applicable, in any federal or state health program including Medicare and Medicaid. ProMedCo-Northern and TMG shall take particular care to ensure that no employee or agent of either party takes any action intended to violate Section 1128B of the Social Security Act with respect to soliciting, receiving, offering or paying any remuneration (including any kickback, bribe, or rebate) directly or indirectly, overtly or covertly, in cash or in kind in return for referring an


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                                                      -25-

individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part under Title XVIII or XIX of the Social Security Act, or for purchasing, leasing, ordering, or arranging for or recommending purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part under Title XVIII or XIX of the Social Security Act.

         12.7 GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP). All financial statements and calculations contemplated by this Agreement will be prepared or made in accordance with generally accepted accounting principles consistently applied unless the parties agree otherwise in writing.

         12.8 NOTICES. Any notices required or permitted to be given hereunder by either party to the other may be given by personal delivery in writing or by registered or certified mail, postage prepaid, with return receipt requested. Notices shall be addressed to the parties at the addresses appearing on the signature page of the Agreement, but each party may change such party's address by written notice given in accordance with this Section. Notices delivered personally will be deemed communicated as of actual receipt; mailed notices will be deemed communicated as of three days after mailing.

         12.9 ATTORNEYS' FEES. ProMedCo-Northern and TMG agree that the prevailing party in any legal dispute among the parties hereto shall be entitled to payment of its attorneys' fees by the other party.

         12.10 SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction or applicable state or federal law and their implementing regulations to be invalid, void or unenforceable, the remaining provisions will nevertheless continue in full force and effect.

         12.11 ARBITRATION. Any controversy or claim arising out of or relating to this Agreement or the breach thereof will be settled by binding arbitration in accordance with the rules of commercial arbitration of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof; provided however, this Section 12.11 shall not apply to Policy Council Disputes. Such arbitration shall occur within Washoe County, Nevada, unless the parties mutually agree to have such proceedings in some other locale. The arbitrator(s) may in any such proceeding award attorneys' fees and costs to the prevailing party.

         12.12 CONSTRUCTION OF AGREEMENT. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada. The parties agree that the terms and provisions of this Agreement embody their mutual interest and agreement and that they are not to be construed more liberally in favor of, nor more strictly against, any party hereto.

         12.13 ASSIGNMENT AND DELEGATION. ProMedCo-Northern shall have the right to assign its rights hereunder to any person, firm or corporation controlling, controlled by or under common


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                                                      -26-

control with ProMedCo-Northern and to any lending institution, for security purposes or as collateral, from which ProMedCo-Northern or ProMedCo obtains financing for itself and as agent. Except as set forth above, neither ProMedCo-Northern nor TMG shall have the right to assign their respective rights and obligations hereunder without the written consent of the other party. TMG may not delegate any of TMG's duties hereunder, except as expressly contemplated herein; however, ProMedCo-Northern may delegate some or all of ProMedCo-Northern' s duties hereunder to the extent it concludes, in its sole discretion, that such delegation is in the mutual interest of the parties hereto.

         12.14 CONFIDENTIALITY. The terms of this Agreement and in particular the provisions regarding compensation, are confidential and shall not be disclosed except as necessary to the performance of this Agreement or as required by law.

         12.15 WAIVER. The waiver of any provision, or of the breach of any provision of this Agreement must be set forth specifically in writing and signed by the waiving party. Any such waiver shall not operate or be deemed to be a waiver of any prior or future breach of such provision or of any other provision.

         12.16 HEADINGS. The subject headings of the articles and sections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

         12.17 NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any person, firm or corporation other than the parties hereto and their respective successors or assigns, any remedy or claim under or by reason of this Agreement or any term, covenant or condition hereof, as third party beneficiaries or otherwise, and all of the terms, covenants and conditions hereof shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns.

         12.18 TIME IS OF THE ESSENCE. Time is hereby expressly declared to be of the essence in this Agreement.

         12.19 MODIFICATIONS OF AGREEMENT FOR PROSPECTIVE LEGAL EVENTS. In the event any state or federal laws or regulations, now existing or enacted or promulgated after the effective date of this Agreement, are interpreted by judicial decision, a regulatory agency or legal counsel for both parties in such a manner as to indicate that the structure of this Agreement may be in violation of such laws or regulations, or in the event the Nevada State Board of Medical Examiners or other authority with legal jurisdiction shall, solely by virtue of this Agreement, initiate an action to revoke, suspend, or restrict the license of any Provider retained by TMG to practice medicine in the State of Nevada, TMG and ProMedCo-Northern shall amend this Agreement as necessary. To the maximum extent possible, any such amendment shall preserve the underlying economic and financial arrangements


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                                                      -27-

between TMG and ProMedCo-Northern. In the event it is not possible to amend this Agreement to preserve in all material respects the underlying economic and financial arrangements between TMG and ProMedCo-Northern, this Agreement may be terminated by written notice by either party within 90 days from date of such interpretation or action, termination to be effective no sooner than the earlier of 180 days from the date notice of termination is given or the latest possible date specified for such termination in any regulatory order or notice. Termination pursuant to this Section 12.19 by TMG shall require the affirmative vote of a majority of Physician Shareholders.

         12.20 WHOLE AGREEMENT;MODIFICATION. A contract in which the amount involved exceeds $50,000 in value is not enforceable unless the Agreement is in writing and signed by the party to be bound or by that party's authorized representative. The rights and obligations of the parties hereto shall be determined solely from written agreements. Documents and instruments, and any prior oral agreements between the parties are superseded by and merged into such writings. This Agreement


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                                                      -28-

(As amended in writing from time to time), the exhibits, and the schedules delivered pursuant hereto represent the final agreement between the parties hereto and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements by the parties. There are no unwritten oral agreements between the parties.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                    PROMEDCO OF NORTHERN NEVADA, INC.



                                    By:
                                    Name:
                                    Title:
                                    Address:         801 Cherry Street
                                   Suite 1450
                              Fort Worth, TX 76102
                              Attention: President

                   KNUTZEN GORING MEDICAL GROUP, LTD. DBA THE
                                    NORTHERN NEVADA MEDICAL GROUP


                                    By:
                                    Name:
                                    Title:
                                    Address:         75 Pringle Way
                                    Suite 712
                                 Reno, NV 89502
                                 Attention: CEO



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                                                      -29-

Acknowledgment and Agreement by Physician Shareholders to abide by the terms of the Service Agreement



Catherine Goring, M.D.
Physician Shareholder



Robert Bailey, M.D.
Physician Shareholder



Craig Klose, M.D.
Physician Shareholder



Jill Anderson-Jenkins, M.D.
Physician Shareholder



Melissa Byram, M.D.
Physician Shareholder



Kathleen Christopherson, M.D.
Physician Shareholder



Mark Cullen, M.D.
Physician Shareholder


Kenneth Cutler, M.D.
Physician Shareholder


David Dugger, M.D.
Physician Shareholder



Russell Foulk, M.D.
Physician Shareholder



Ricardo Garcia, M.D.
Physician Shareholder



Brad Graves, M.D.
Physician Shareholder



Lester Ho, M.D.
Physician Shareholder



Scott Jacobs, M.D.
Physician Shareholder



Alan Kletzky, M.D.
Physician Shareholder


Kristen Lorenzen, M.D.
Physician Shareholder



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                                                      -30-


Terrence McGaw, M.D.
Physician Shareholder



Lorrie Oksenhold, M.D.
Physician Shareholder



Brian Passalacqua, M.D.
Physician Shareholder



Valerie Schram, M.D.
Physician Shareholder



Christopher Scully, M.D.
Physician Shareholder


Emily Smith, M.D.
Physician Shareholder



Robin Willcourt, M.D.
Physician Shareholder



Cheryl Winder, M.D.
Physician Shareholder



James Winder, M.D.
Physician Shareholder







                                    GUARANTY

         ProMedCo, Inc., a Texas corporation (the "Parent") which is the sole shareholder of ProMedCo of Northern Nevada, Inc., a Nevada corporation ("ProMedCo-Northern"), hereby guarantees the performance of ProMedCo-Northern under the above Service Agreement.

         PROMEDCO, INC.



         By
         Its
         Name



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